Exhibit 4(a) - Form of MEMBERS Horizons Flexible
                                Premium Deferred Variable Annuity Contract
                                (Form No. 2015-VA-B)

[LOGO OF CUNA MUTUAL GROUP]

          MEMBERS LIFE INSURANCE COMPANY               FLEXIBLE PREMIUM DEFERRED
          [2000 Heritage Way, Waverly, Iowa 50677]     VARIABLE ANNUITY CONTRACT
          Phone: [800.798.5500]
          [http://www.cunamutual.com]

                     CONTRACT NUMBER: [123456789]

READ YOUR CONTRACT CAREFULLY. This is a legal contract between the Owner and MEMBERS Life Insurance Company, and hereafter will be referred to as the contract.

This contract is issued to the Owner in consideration of the application and the initial Purchase Payment. MEMBERS Life Insurance Company will pay the benefits of this contract, subject to its terms and conditions, which will never be less than the amount required by the state law in which the contract is delivered.

THE VALUES PROVIDED BY THIS CONTRACT MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

THE PORTION OF CONTRACT VALUE ALLOCATED TO A VARIABLE SUBACCOUNT(S) MAY INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS SELECTED.

THE PORTION OF CONTRACT VALUE ALLOCATED TO A RISK CONTROL ACCOUNT(S) IS BASED IN PART ON THE INVESTMENT EXPERIENCE OF EXTERNAL INDICES. RISK CONTROL ACCOUNT VALUES MAY BE AFFECTED BY THOSE EXTERNAL INDICES, AND AS A RESULT, MAY INCREASE OR DECREASE IN VALUE BASED ON THE INVESTMENT EXPERIENCE OF THE RISK CONTROL ACCOUNT(S), SUBJECT TO THE APPLICABLE INDEX RATE CAP AND INDEX RATE FLOOR. THE RISK CONTROL ACCOUNTS DO NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENTS.

THE RISK CONTROL ACCOUNT VALUE MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH CAN RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT UPON FULL SURRENDER OF THE CONTRACT OR PARTIAL WITHDRAWAL OF RISK CONTROL ACCOUNT VALUE. ANY MARKET VALUE ADJUSTMENT IS IN ADDITION TO ANY SCHEDULED SURRENDER CHARGE.

THE DEATH BENEFIT IS NOT SUBJECT TO A SURRENDER CHARGE OR MARKET VALUE
ADJUSTMENT.

Purchase Payments and transfer amounts allocated to a Variable Subaccount or to a Risk Control Account are held in insulated Separate Accounts. Assets in a Separate Account are not chargeable with liabilities arising out of any other business that we conduct. General Account assets are also available to meet guarantees under this contract as well as our other general obligations.

SIGNED FOR MEMBERS LIFE INSURANCE COMPANY ON THE CONTRACT ISSUE DATE.

      /s/ Robert N. Trunzo                         /s/ Steven R. Suleski
             President                                     Secretary

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RIGHT TO EXAMINE THIS CONTRACT. IF FOR ANY REASON YOU DECIDE NOT TO KEEP THIS CONTRACT, YOU HAVE [10] DAYS FROM THE DATE YOU RECEIVE IT ([30] DAYS IF THIS IS A REPLACEMENT CONTRACT) TO RETURN IT OR NOTIFY US IN WRITING THAT YOU DO NOT WANT TO KEEP IT. YOU MAY RETURN IT OR PROVIDE WRITTEN NOTICE TO US OR THE AGENT WHO SOLD IT TO YOU. WE WILL THEN CONSIDER IT VOID FROM THE BEGINNING AND REFUND THE CONTRACT VALUE WITHIN SEVEN DAYS OF THE DATE OF CANCELLATION. IF THIS CONTRACT IS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST 10 DAYS WE WILL REFUND YOUR PURCHASE PAYMENT(S) RATHER THAN THE CONTRACT VALUE.
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               FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                 Flexible Purchase Payments as Described Herein
                   Income Payments Starting on the Payout Date
        Death Benefit Payable at Death of Owner Prior to the Payout Date
                                Non-Participating

2015-VA-B

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                            CONTRACT GUIDE AND INDEX
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DATA PAGE .............................................................SECTION 1

DEFINITIONS ...........................................................SECTION 2

PARTIES TO THE CONTRACT ...............................................SECTION 3

GENERAL INFORMATION ...................................................SECTION 4

OWNER, ANNUITANT AND BENEFICIARY ......................................SECTION 5

PURCHASE PAYMENTS AND ALLOCATIONS......................................SECTION 6

RISK CONTROL ACCOUNT OPTION ...........................................SECTION 7

VARIABLE SUBACCOUNT OPTION.............................................SECTION 8

AUTOMATIC REBALANCE PROGRAM............................................SECTION 9

CONTRACT VALUE........................................................SECTION 10

TRANSFERS ............................................................SECTION 11

WITHDRAWALS ..........................................................SECTION 12

NURSING HOME OR HOSPITAL/TERMINAL ILLNESS WITHDRAWAL PRIVILEGE........SECTION 13

DEATH PROVISIONS PRIOR TO PAYOUT PERIOD ..............................SECTION 14

PAYOUT PERIOD ........................................................SECTION 15

INCOME PAYMENTS ......................................................SECTION 16

DEATH PROVISIONS DURING THE PAYOUT PERIOD ............................SECTION 17

INCOME OPTION RATES ..................................................SECTION 18

ENDORSEMENT(S) OR RIDER(S), IF ANY

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SECTION 2.                                     DEFINITIONS
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2.01   WHAT ARE THE MOST COMMONLY USED TERMS AND WHAT DO THEY MEAN?

       ACCUMULATION PERIOD. The phase of the contract that begins on the Contract Issue Date and ends on the Payout Date, or the date this contract is terminated if earlier.

       ACCUMULATION CREDIT, ACCUMULATION CREDIT FACTOR, ACCUMULATION UNIT, ACCUMULATION UNIT VALUE. Refer to the definitions in Section 10.01.

       ADMINISTRATIVE OFFICE. MEMBERS Life Insurance Company, [2000 Heritage Way, Waverly, Iowa 50677].

       ADJUSTED INDEX VALUE. Refer to the definition in Section 10.01.

       ALLOCATION LEVEL. Specific levels identified in your contract for the sole purpose of administering allocation instructions according to the requirements of the contract. Your allocation percentages for each of the four Allocation Levels (C, V, I and R) on the Contract Issue Date are shown in Sections 1.03, 1.04 and 1.05.

       AUTHORIZED REQUEST. A signed and dated request that is in Good Order. A request to change your allocation instructions must be signed by all Owners. A request to change a party to the contract, change the Payout Date or request a partial withdrawal or full surrender of the contract must be signed by all Owners and any Irrevocable Beneficiary. An Authorized Request may also include a phone, fax or electronic request for specific transactions that you make under the terms of an executed phone, fax or electronic authorization with an original signature(s), on file at our Administrative Office.

       BAILOUT RATE. Refer to the definition in Section 7.01.

       BUSINESS DAY. Any day that the New York Stock Exchange is open for trading. All requests for transactions that are received at our Administrative Office in Good Order on any Business Day prior to market close, generally 4 P.M. Eastern Time, will be processed as of the end of that Business Day.

       CONTRACT ANNIVERSARY. The same day and month as the Contract Issue Date for each year the contract remains in force. If a Contract Anniversary does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day but will be effective as of that Contract Anniversary.

       CONTRACT FEE. Refer to the definition in Section 10.01.

       CONTRACT ISSUE DATE. The date from which Contract Years and Contract Anniversaries are determined. The Contract Issue Date is shown in
       Section 1.01.

       CONTRACT VALUE. The total value of your annuity during the Accumulation Period. All values are calculated as of the end of a Business Day.

       CONTRACT YEAR. Any 12-month period beginning on the Contract Issue Date or Contract Anniversary and ending on the next Contract Anniversary.

       EARNINGS. Your Contract Value minus Purchase Payments not previously withdrawn.

       FUND. Refer to the definition in Section 8.01.

       GENERAL ACCOUNT. All of the Company's assets other than the assets in the Separate Accounts.

       GOOD ORDER. Receipt in our Administrative Office of any and all information, documents, instructions and/or payment we require to process requests or transactions for your contract. To be in Good Order, an instruction must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions.

       HOSPITAL. Refer to the definition in Section 13.01.

       HOLDING ACCOUNT. Refer to the definition in Section 7.01.

       HOLDING ACCOUNT VALUE. Refer to the definition in Section 10.01.

       HOLDING PERIOD. Refer to the definition in Section 7.01.

       INDEX, INDICES. Refer to the definitions in Section 7.01.

       INDEX RATE CAP, INDEX RATE FLOOR, INITIAL INDEX VALUE. Refer to the definitions in Section 10.01.

       INVESTMENT OPTIONS. The choices available under this contract for allocation of your Purchase Payment(s) and Contract Value. Choices include the Risk Control Accounts ("Risk Control Account Option") and the Variable Subaccounts ("Variable Subaccount Option").

       IRC. The Internal Revenue Code of 1986, as amended.

       MARKET VALUE ADJUSTMENT. The amount of an adjustment (increase or decrease) that may be applied to a full surrender or partial withdrawal from a Risk Control Account. The Market Value Adjustment calculation is shown in Section 12.06.

       MARKET VALUE ADJUSTMENT INDEX RATE. Rate(s) used to calculate the Market Value Adjustment.

       MARKET VALUE ADJUSTMENT INDICES. The Indices used to determine the interest rates used to calculate the Market Value Adjustment. They are shown in Section 1.04.

       MULTIPLE SOURCE WAITING PERIOD. Refer to the definition in Section 7.01.

       NURSING HOME. Refer to the definition in Section 13.01.

       PAYOUT DATE. The date the first income payment is paid from the contract to the Payee. The Anticipated Payout Date is shown in Section 1.09.

       PAYOUT PERIOD. The phase the contract is in once income payments begin.

       PROOF OF DEATH. Proof Of Death may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof.

       PRO RATA. A method of allocating, withdrawing or transferring values across all Variable Subaccounts and/or Risk Control Accounts that is proportional to the value in each.

       PURCHASE PAYMENT. Payment(s) made by or on behalf of the Owner for this contract.

       RISK CONTROL ACCOUNT, RISK CONTROL ACCOUNT ANNIVERSARY, RISK CONTROL ACCOUNT MATURITY DATE, RISK CONTROL ACCOUNT PERIOD, RISK CONTROL ACCOUNT START DATE. Refer to the definitions in Section 7.01.

       RISK CONTROL ACCOUNT VALUE. Refer to the definitions in Section 10.01.

       RISK CONTROL ACCOUNT YEAR, RISK CONTROL SEPARATE ACCOUNT. Refer to the definitions in Section 7.01.

       SEC. Refer to the definition in Section 8.01.

       SEPARATE ACCOUNT. A legally insulated investment account that is maintained separately from our General Account.

       SPOUSE. The person to whom you are legally married. The term Spouse does not include civil union partners or domestic partners.

       SURRENDER CHARGE. The charge associated with surrendering either some or all of the Contract Value. The Surrender Charge Schedule is shown in
       Section 12.05.

       SURRENDER VALUE. The amount you are entitled to receive if you elect to surrender this contract during the Accumulation Period, as described in
       Section 12.02.

       TERMINALLY ILL, TERMINAL ILLNESS. Refer to the definitions in Section 13.01.

       UNADJUSTED INDEX VALUE. Refer to the definition in Section 10.01.

       VALUATION PERIOD. Refer to the definition in Section 10.01.

       VARIABLE SEPARATE ACCOUNT, VARIABLE SUBACCOUNT. Refer to the definitions in Section 8.01.

       VARIABLE SUBACCOUNT VALUE. Refer to the definition in Section 10.01.

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SECTION 3.                      PARTIES TO THE CONTRACT
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3.01   WHO ARE THE PARTIES TO THE CONTRACT?

       COMPANY. MEMBERS Life Insurance Company. Also referred to as "we", "our" and "us".

       OWNER (JOINT OWNER). The person(s) (or entity) who own(s) this contract and, in the case of a person(s), whose death determines the death benefit. If there are multiple Owners, each Owner will have equal ownership of the contract and all references to Owner will mean Joint Owners. The Owner has all rights, title and interest in this contract during the Accumulation Period. The Owner may exercise all rights and options stated in this contract, subject to the rights of any Irrevocable Beneficiary. The Owner is also referred to as "you" or "your".

       ANNUITANT (JOINT ANNUITANT). The natural person(s) whose life (or lives) determines the income payment amount payable under the contract.

       BENEFICIARY. The person(s) (or entity) named by the Owner to receive proceeds payable upon the death of the Owner. If there are Joint Owners and an Owner dies before the income start date, the surviving Spouse Owner will be treated as the sole primary Beneficiary and any other designated Beneficiary will be treated as a contingent Beneficiary. Prior to the Payout Date, if no Beneficiary survives the Owner, the proceeds will be paid to the Owner's estate. If there is more than one Beneficiary, each Beneficiary will receive an equal share, unless otherwise specified by the Owner. An Irrevocable Beneficiary is a Beneficiary who has certain rights which cannot be changed unless he or she consents to the change.

       PAYEE. The person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is living. The Payee is the Owner unless otherwise designated. A minor cannot be named as Payee.

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SECTION 4.                            GENERAL INFORMATION
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4.01 WHAT IS THE ENTIRE CONTRACT? This contract form, data page, any riders and/or endorsements, and a copy of the application are attached and form the entire contract between you and us. No one except our president or secretary can change or waive any of our rights or requirements under this contract. Any change must be in writing.

4.02 WHEN DOES THIS CONTRACT BECOME INCONTESTABLE? This contract is incontestable from its Contract Issue Date. The statements contained in the application, in the absence of fraud, are considered representations and not warranties.

4.03 WHAT IF AN ANNUITANT'S DATE OF BIRTH OR GENDER HAS BEEN MISSTATED? If an Annuitant's date of birth has been misstated, we will adjust the income payments under this contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant's correct date of birth. If an Annuitant's gender has been misstated, and the Life Income Rate Type is based on gender, we will adjust the income payments under this contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant's correct gender. Any underpayment will be added to the next payment. Any overpayment will be subtracted from future payments. No interest will be credited or charged to any underpayment or overpayment adjustments. See Section 1.09 for the Life Income Rate Type for your contract.

4.04 WILL ANNUAL REPORTS BE SENT? We will send you a report, without charge, at least annually to the last address known to the Company. The report will provide information about your contract required by any applicable law. In general, the annual report will be mailed to you within five Business Days of the effective date of the information provided. It will never be sent any later than two months following the effective date of the information provided.

       Your report will include at least the following information:

           a.)  The beginning and end dates for the current report period;
           b.) Your Contract Value at the beginning and end of the current report period;
           c.) The amounts that have been credited and debited to your Contract Value during the current report period, identified by the type of activity the amount represents; and
           d.)  Your Surrender Value at the end of the current report period.

4.05 DOES THIS CONTRACT CONFORM WITH STATE LAW? The provisions of this contract conform with the minimum requirements of the state in which the contract is delivered ("state of issue"). The laws of the state of issue control over any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date.

       The Company will amend this contract to comply with any changes in law governing the contract or the taxation of benefits under the contract.

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SECTION 5.               OWNER, ANNUITANT AND BENEFICIARY
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5.01 WHAT ARE MY RIGHTS AS OWNER OF THIS CONTRACT? If the Owner and Annuitant are not the same person, only the Owner has the rights, title and interest in this contract. The Owner may exercise all rights and options stated in this contract, subject to the rights of any Irrevocable Beneficiary. If there are Joint Owners, each Owner will have equal ownership of the contract. Assignment of your contract will not be allowed.

5.02 ARE THERE RESTRICTIONS ON OWNERSHIP? A non-natural person cannot jointly own a contract.

5.03 HOW CAN I CHANGE THE OWNER OF THIS CONTRACT? You may request to change the Owner at any time before the Payout Date. If a Joint Owner is changed (or is named), he or she must be the Owner's Spouse. Any change of Owner must be made by Authorized Request and is subject to our acceptance. We reserve the right to refuse such change on a non-discriminatory basis. Unless otherwise specified by the Owner, such change, if accepted by us, will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request.

5.04 HOW CAN I CHANGE THE BENEFICIARY OF THIS CONTRACT? You may change the Beneficiary at any time before the Payout Date by Authorized Request. Unless otherwise specified by the Owner, such change will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request.

5.05 CAN I CHANGE THE ANNUITANT UNDER THIS CONTRACT? If the Owner is a natural person, the Owner may change the Annuitant at any time before the Payout Date by Authorized Request. A request to change the Annuitant must be received by us at least 30 days before the Payout Date. Unless otherwise specified by the Owner, such change will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. If you change the Annuitant, the Anticipated Payout Date will not change.

       If the Owner is not a natural person, the Annuitant cannot be changed.

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SECTION 6.            PURCHASE PAYMENTS AND ALLOCATIONS
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6.01 WHEN CAN PURCHASE PAYMENTS BE MADE? The initial Purchase Payment made is shown in Section 1.02. Additional Purchase Payments can be made, but are not required. Additional Purchase Payments, if any, are subject to the following:

           a.) The requirements for allocation of a Purchase Payment(s) to a Risk Control Account(s), as described in Sections 6.06 and 6.07;
           b.)  Each additional Purchase Payment cannot be less than the Minimum
                Additional Purchase Payment amount shown in Section 1.02;
           c.)  You must receive prior approval if your Purchase Payment(s), in total, exceeds the Maximum Cumulative Purchase Payment Amount shown in Section 1.02;
           d.) Additional Purchase Payment(s) must be received at our Administrative Office prior to the oldest Owner's 85th birthday (oldest Annuitant's 85(th) birthday if the Owner is a non-natural person); and
           e.) Our right to refuse additional Purchase Payments. We reserve the right, in our sole discretion, to limit the amount and frequency of additional Purchase Payments under the contract or that may be allocated to the Risk Control Account(s) at any time; and to refuse to accept additional Purchase Payments under the contract or allocate additional Purchase Payments to the Risk Control Account(s) at any time without prior notice. Our right of refusal will be administered in a non-discriminatory manner.

6.02 WHAT ARE THE ALLOCATION LEVELS FOR MY CONTRACT? The four Allocation Levels for your contract are shown below. Allocation instructions at each Allocation Level are expressed in percentages, and must total 100% at each level. Your Allocation Level percentages for each of the four Allocation Levels on the Contract Issue Date are shown in Sections 1.03,
       1.04 and 1.05.

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    "LEVEL C"                  "LEVEL V"                   "LEVEL I"                  "LEVEL R"
    CONTRACT              VARIABLE SUBACCOUNT                INDEX              RISK CONTROL ACCOUNT
 ALLOCATION LEVEL           ALLOCATION LEVEL            ALLOCATION LEVEL           ALLOCATION LEVEL
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Allocation split (by %)   Allocation split (by %)      Allocation split (by %)   Allocation split (by %)
between the Variable      between the Variable         between the available     between the Risk
Subaccount Option and     Subaccounts.                 Indices.                  Control Accounts within
the Risk Control Account                                                         each Index.
Option.
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This level applies to     This level applies to        These levels apply to Risk Control Accounts only.
Variable Subaccounts      Variable Subaccounts
and Risk Control          only. Allocation
Accounts.                 instructions at this level
                          are required.
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6.03 CAN I CHANGE THE ALLOCATION INSTRUCTIONS FOR MY CONTRACT? You may change your allocation instructions by Authorized Request. A change to your Variable Subaccount allocation instructions (Level V) will take effect as of the Business Day that we receive the request in Good Order, unless otherwise specified by the Owner.

       The following applies to a change to your Risk Control Account allocation instructions:

           a.) If there is no Risk Control Account in force, a change to your allocation instructions for the applicable Allocation Levels will be required to establish a Risk Control Account(s). Such change is subject to the requirements described in Sections 6.06 and 11.02. However, if there is no Risk Control Account in force because you exercised your right to discontinue your Risk Control Accounts, you will not be allowed to change your allocation instructions to establish a Risk Control Account(s) for at least 30 days, as described in Section 6.05.
           b.) If there is a Risk Control Account in force, a change to your allocation instructions for the applicable Allocation Levels may be requested on or prior to a Risk Control Account Anniversary or Risk Control Account Maturity Date. Such change is subject to the requirements described in Sections 6.07, 7.03 and 7.04.

6.04 HOW WILL PURCHASE PAYMENT(S) BE ALLOCATED TO MY CONTRACT? Your Purchase Payment(s) will be allocated according to your allocation instructions on file with us for the applicable Allocation Levels. However, if your allocation instructions on file with us include a Risk Control Account(s):

           a.) The Risk Control Account portion of your initial Purchase Payment will be allocated to the Holding Account before it is transferred to the Risk Control Account(s), as described in
                Section 6.05; and
           b.) Allocation of additional Purchase Payment(s) to a Risk Control Account(s) are subject to specific requirements, as described in Sections 6.06 and 6.07.

       Purchase Payment(s) allocated to a Variable Subaccount(s) become part of the total Variable Subaccount Value which fluctuates according to the investment performance of the selected Variable Subaccount(s). Purchase Payment(s) allocated to a Risk Control Account(s) become part of the total Risk Control Account Value which fluctuates according to the investment performance of the assets in the Risk Control Separate Account.

6.05 HOW WILL THE RISK CONTROL ACCOUNT PORTION OF MY INITIAL PURCHASE PAYMENT BE ALLOCATED TO MY CONTRACT? The Risk Control Account portion of your initial Purchase Payment will be allocated to the Holding Account on your Contract Issue Date. The Holding Account Value will then be transferred to the Risk Control Account(s) as follows:

           a.) If there is one source of payment indicated on your application, the Holding Account Value will be transferred to the Risk Control Account(s) (according to the allocation instructions on file with us for Levels I and R) as of your Initial Risk Control Account Start Date. Your Initial Risk Control Account Start Date is the next available Risk Control Account Start Date following the Contract Issue Date and is shown in Section 1.04.

           b.) If there is more than one source of payment indicated on your application, the Holding Account Value will be transferred to the Risk Control Account(s) (according to the allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following our receipt of all sources of payment. If all sources of payment are not received within the Multiple Source Waiting Period shown in
                Section 1.04, the following will occur:
                1.) The Holding Account Value will be transferred to the Risk
                    Control Account(s) (according to the allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following the last day of the Multiple Source Waiting Period; and
                2.) Any additional source(s) of payment we receive after the last day of the Multiple Source Waiting Period is an additional Purchase Payment(s) rather than an additional source of payment to establish a Risk Control Account(s). Such additional Purchase Payment(s), if any, will be allocated to the Variable Subaccounts (according to the allocation instructions on file with us for Level V) on the Business Day we receive the Purchase Payment.

       THIRTY DAY PERIOD TO DISCONTINUE INITIAL RISK CONTROL ACCOUNT(S). With regard to the portion of the initial Purchase Payment(s) we receive prior to issuing the Contract that you instruct us to allocate to a Risk Control Account(s), we will notify you of the applicable Index Rate Cap for each Risk Control Account(s) elected when the Holding Account Value is transferred to the Risk Control Account(s). The Index Rate Cap may be different than the Index Rate Cap at the time of your application. Therefore, you will have a 30-day period, beginning on the Risk Control Start Date, to elect to discontinue your Risk Control Account(s) and transfer the total Risk Control Account Value to the Variable Subaccount(s) by Authorized Request. If you have multiple Risk Control Accounts, and you elect to exercise your right to discontinue, all Risk Control Accounts must be discontinued under this provision. This provision applies only to your initial Purchase Payment (or payments received from the sources indicated on your application, if there is more than one source of payment). Your election to discontinue your Risk Control Account(s) can only be exercised one time.

       If you elect to exercise your right under this provision, the total Risk Control Account Value will be transferred to the Variable Subaccounts (according to the allocation instructions on file with us for Level V) on the Business Day that we receive your request in Good Order. For your request to be in Good Order, we will require you to provide Variable Subaccount allocations instructions (Level V) if none are on file with us, and to allocate 100% of your Contract Value to the Variable Subaccount Option (Level C) with 0% for Risk Control Account Allocation Levels I and R. These allocation instructions (C, I and R) cannot be changed for at least 30 days, beginning on the date of transfer. This means that once discontinued, a new Risk Control Account cannot be established for at least 30 days. You can, however, change your Variable Subaccount allocation instructions (Level V) effective as of any Business Day, as described in Section 6.03.

6.06 WHAT ARE THE REQUIREMENTS FOR ALLOCATION OF ADDITIONAL PURCHASE PAYMENT(S) TO ESTABLISH A RISK CONTROL ACCOUNT? If there is no Risk Control Account in force, an additional Purchase Payment may be made in order to establish a Risk Control Account(s). However, if you exercised your right to discontinue your Risk Control Accounts, a new Risk Control Account cannot be established for a period of 30 days, as described in
       Section 6.05.

       The following is required to establish a Risk Control Account(s):

           a.) There must be at least five years until the Payout Date to establish a Risk Control Account; and
           b.) You must change your allocation instructions for Levels C, I and R to include Allocation Level percentages for the Risk Control Account Option and Risk Control Account(s).

       The following will apply upon our receipt of a Purchase Payment intended to establish a Risk Control Account(s):

           a.)  If the requirements described above have been met:
                1.) The Risk Control Account portion of your Purchase Payment will be allocated to the Holding Account; and
                2.) The Holding Account Value will be transferred to the Risk
                    Control Account(s) (according to your allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following our receipt of the Purchase Payment.
           b.) If there is less than five years from the date we receive a Purchase Payment until the Payout Date, the Purchase Payment will be allocated to the Variable Subaccount(s) (according to the allocation instructions on file with us for Level V) on the Business Day we receive the Purchase Payment.

           c.) If your allocation instructions are not changed for Risk Control Account Allocation Levels C, I and R, a Purchase Payment that we receive will be applied to the Variable Subaccount(s) (according to the allocation instructions on file with us for Level V) on the Business Day we receive the Purchase Payment.

6.07 WILL ADDITIONAL PURCHASE PAYMENT(S) BE ALLOCATED TO A RISK CONTROL ACCOUNT(S) ONCE A RISK CONTROL ACCOUNT IS IN FORCE? Once a Risk Control Account is in force, allocation of an additional Purchase Payment(s) to a Risk Control Account(s) will only occur during a specific period of time prior to the Risk Control Account Maturity Date, as described below.

       The following will apply to such additional Purchase Payment(s) that we receive:

           a.) Any Purchase Payment(s) we receive at least one Business Day, but no more than 30 days prior to a Risk Control Account Maturity Date, will be allocated according to the allocation instructions on file with us for all four Allocation Levels. The portion of the Purchase Payment allocated to a Risk Control Account(s) will be allocated to the Holding Account. The Holding Account Value will be transferred to the Risk Control Account(s) (according to the allocation instructions on file with us for Levels I and R) as of the Risk Control Account Maturity Date; and
           b.) Any Purchase Payment(s) we receive on a Risk Control Account Maturity Date, or more than 30 days prior to that date, will be allocated to the Variable Subaccounts (according to the allocation instructions on file with us for Level V) on the Business Day we receive the Purchase Payment.

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SECTION 7.                   RISK CONTROL ACCOUNT OPTION
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7.01 WHAT ARE THE MOST COMMONLY USED RISK CONTROL ACCOUNT OPTION AND HOLDING ACCOUNT TERMS AND WHAT DO THEY MEAN?

       BAILOUT RATE. A specific rate, shown in Section 1.04, that applies to the Bailout Provision described in Section 7.05. If the Index Rate Cap for a Risk Control Account is set below the Bailout Rate, you may transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary, as described in Section 7.05.

       HOLDING ACCOUNT. An account that holds each Purchase Payment or transfer amount pending investment in a Risk Control Account(s). The Holding Account cannot be elected as an Investment Option. The Holding Account is part of our General Account.

       HOLDING PERIOD. The period of time starting on the date a Purchase Payment or transfer amount is allocated to the Holding Account until the date the Holding Account Value is transferred to the Risk Control Account(s).

       INDEX, INDICES. The Index used to determine the rate of return as part of the Accumulation Credit Factor calculation for a Risk Control Account. The applicable Index for each Risk Control Account available on the Contract Issue Date is shown in Section 1.04.

       MULTIPLE SOURCE WAITING PERIOD. The maximum period of time we will wait for multiple sources of payment to be received by us prior to allocation to a Risk Control Account(s). It applies only to the sources of payment indicated on your application. It is shown in Section 1.04, if applicable to your contract.

       RISK CONTROL ACCOUNT. A subdivision of the Risk Control Account Option. Each Risk Control Account has an Index Rate Cap and Index Rate Floor.

       RISK CONTROL ACCOUNT ANNIVERSARY. The same day and month as a Risk Control Account Start Date for each year of a Risk Control Account Period. If a Risk Control Account Anniversary does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day but will be effective as of that Risk Control Account Anniversary.

       RISK CONTROL ACCOUNT MATURITY DATE. The last day of a Risk Control Account Period. If a Risk Control Account Maturity Date does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day, but will be effective as of that Risk Control Account Maturity Date.

       RISK CONTROL ACCOUNT PERIOD. The period that begins on a Risk Control Account Start Date and ends on a Risk Control Account Maturity Date.

       RISK CONTROL ACCOUNT START DATE. The first day of a Risk Control Account Period. It must be a date that we offer as a Risk Control Account Start Date. The Risk Control Account Start Dates offered as of your Contract Issue Date are shown in Section 1.04. If a Risk Control Account Start Date does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day, but will be effective as of that Risk Control Account Start Date.

       RISK CONTROL ACCOUNT YEAR. Any 12-month period beginning on a Risk Control Account Start Date or Risk Control Account Anniversary and ending on the next Risk Control Account Anniversary.

       RISK CONTROL SEPARATE ACCOUNT. The Separate Account for the Risk Control Accounts.

7.02 WHAT IS THE RISK CONTROL SEPARATE ACCOUNT? The Risk Control Separate Account is a non-registered Separate Account in which we hold reserves for our guarantees attributable to annuity contracts that offer Risk Control Accounts for this contract form. The assets in the Risk Control Separate Account shall not be chargeable with liabilities arising out of any other business that we conduct.

       Our other General Account assets are also available to meet the guarantees under the contract and our other general obligations. We have the right to transfer to our General Account any assets of the Risk Control Separate Account that are in excess of such reserves and other liabilities. The income, gains and losses, realized or unrealized, from the assets allocated to the Risk Control Separate Account, will be credited to or charged against the Risk Control Separate Account, without regard to our other income, gains, or losses.

7.03 WHAT HAPPENS ON A RISK CONTROL ACCOUNT ANNIVERSARY? Rebalancing will occur automatically on a Risk Control Account Anniversary, as described in Section 9.01. See Section 7.04 if the Risk Control Account Anniversary is also the Risk Control Account Maturity Date.

       You may change your allocation instructions for Level R prior to rebalancing by Authorized Request. Your request must be received at least one Business Day prior to the Risk Control Account Anniversary to take effect prior to rebalancing. If we do not receive such request at least one Business Day prior to a Risk Control Account Anniversary, your change in allocation instructions will not be effective until after that Risk Control Account Anniversary. You may also make a transfer under the Bailout Provision, if applicable, as described in Section 7.05.

7.04 WHAT HAPPENS ON THE RISK CONTROL ACCOUNT MATURITY DATE? Rebalancing will occur automatically on the Risk Control Account Maturity Date, as described in Section 9.01. You may also exercise one of the options described below by Authorized Request. You will not incur a Market Value Adjustment or Surrender Charge if you exercise any of the options described below.

       YOUR CHOICES IF THERE IS AT LEAST FIVE YEARS UNTIL THE PAYOUT DATE. If there is at least five years until the Payout Date you may choose any of the following by Authorized Request:

           a.) Request a change to your allocation instructions as of the Risk Control Account Maturity Date for any or all of the Allocation Levels;
           b.) Request to transfer value (either a specific dollar amount or percentage) from the Risk Control Account Option to the Variable Subaccount Option (Level C), or vice versa, as of the Risk Control Account Maturity Date. If you choose this option:
                1.) The transfer will occur Pro Rata from the Risk Control
                    Account(s), or Variable Subaccount(s) if applicable; and
                2.) Rebalancing at Levels I and R will occur as of the Risk
                    Control Account Maturity Date. However, rebalancing at Levels C and V will be discontinued, unless or until you elect to reinstate rebalancing at Level C, as described in
                    Section 9.01.
           c.) Withdraw the total Risk Control Account Value as of the Risk Control Account Maturity Date; or
           d.) Withdraw a portion of the total Risk Control Account Value as of the Risk Control Account Maturity Date. If you choose this option, you may also change your allocation instructions or request to transfer value, as described in a.) and b.) above.

       You may also allocate an additional Purchase Payment prior to a Risk Control Account Maturity Date as described in Section 6.07.

       A new Risk Control Account Period, with a newly declared Index Rate Cap, will begin on the Risk Control Account Maturity Date unless there is no Risk Control Account Value remaining as a result of a change to your allocation instructions and/or withdrawal.

       Your Authorized Request to change your allocation instructions, transfer value and/or withdraw Risk Control Account Value must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we do not receive such request at least one Business Day prior to the Risk Control Account Maturity Date the request is not in Good Order and no transfer or withdrawal will occur based on such request. However, a Risk Control Account Period will begin and rebalancing will occur based on the allocation instructions on file with us.

       YOUR CHOICES IF THERE IS LESS THAN FIVE YEARS UNTIL THE PAYOUT DATE. If there is less than five years until the Payout Date, a new Risk Control Account(s) cannot be started. You may choose one of the following by Authorized Request:

           a.) Request to transfer the total Risk Control Account Value to an available Variable Subaccount(s) as of the Risk Control Account Maturity Date;
           b.) Request to withdraw the total Risk Control Account Value as of the Risk Control Account Maturity Date; or
           c.) Request to transfer a portion of the Risk Control Account Value to an available Variable Subaccount(s) and withdraw the remaining Risk Control Account Value as of the Risk Control Account Maturity Date.

       Your Authorized Request to transfer Risk Control Account Value and/or withdraw Risk Control Account Value must be received at least one Business Day prior to the Risk Control Account Maturity Date. If we do not receive such request at least one Business Day prior to the Risk Control Account Maturity Date, the request is not in Good Order and no transfer or withdrawal will occur based on such request. However, the total Risk Control Account Value will be transferred to the Variable Subaccount(s) according to the allocation instructions on file with us for Level V.

7.05 WILL THE INDEX RATE FLOOR AND INDEX RATE CAP CHANGE? The Index Rate Floor associated with each Risk Control Account will not change during the life of your contract. We may declare a new Index Rate Cap on each Risk Control Account Anniversary for the subsequent Risk Control Account Year. We will notify you of such change prior to the Risk Control Account Anniversary.

       BAILOUT PROVISION: If the Index Rate Cap for a Risk Control Account is set below the Bailout Rate for that Risk Control Account, you may transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary by Authorized Request. A Market Value Adjustment will not apply to such transfer. Your Authorized Request to transfer Risk Control Account Value must be received in Good Order during this 30-day period. If the request is not received during this 30-day period or the request is not in Good Order, no transfer will occur. At any time while the Index Rate Cap for a Risk Control Account is less than the Bailout Rate shown in Section 1.04, we may at our own discretion restrict transfers into that Risk Control Account.

7.06 CAN AN INDEX BE CHANGED? The same Index will be used for each Risk Control Account for the duration of the Risk Control Account Period. However, if the publication of that Index is discontinued, or the calculation of that Index is materially changed, we will substitute a suitable Index that will be used for the remainder of the Risk Control Account Period and notify you of the change in advance.

       Any change will be approved by the insurance commissioner of the state in which the contract was delivered, if required by state law. Notification will be in your annual report unless timing of any such change would cause us to send a separate notification prior to your Risk Control Account Anniversary.

7.07 CAN A NEW RISK CONTROL ACCOUNT BE ADDED OR AN EXISTING RISK CONTROL ACCOUNT BE DISCONTINUED? We may offer an additional Risk Control Account with the same or additional Indices at our discretion. We may also discontinue a Risk Control Account, effective as of a Risk Control Account Maturity Date. In any case, we will notify you of the addition or discontinuation of a Risk Control Account. Such a change will be subject to any applicable regulatory approval that may be required. Any change we make will be on a non-discriminatory basis.

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SECTION 8.                    VARIABLE SUBACCOUNT OPTION
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8.01 WHAT ARE THE MOST COMMONLY USED VARIABLE SUBACCOUNT OPTION TERMS AND WHAT DO THEY MEAN?

       FUND. Each investment portfolio or any other open-end management investment company or unit investment trust in which a Variable Subaccount invests.

       SEC. U.S. Securities and Exchange Commission.

       VARIABLE SEPARATE ACCOUNT. The Separate Account for the Variable Subaccounts, as described in Section 8.02.

       VARIABLE SUBACCOUNT. A subdivision of the Variable Separate Account, the assets of which are invested in a corresponding Fund.

8.02 WHAT IS THE VARIABLE SEPARATE ACCOUNT? The Variable Separate Account is a segregated investment account to which we allocate certain assets and liabilities attributable to those variable annuity contracts that offer Variable Subaccounts. The Variable Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"). We own the assets of the Variable Separate Account. We value the assets of the Variable Separate Account each Business Day.

       The portion of the assets of the Variable Separate Account equal to the reserves and other contract liabilities of the contracts supported by the Variable Separate Account will not be charged with liabilities arising from any other business that we may conduct. We have the right to transfer to our General Account any assets of the Variable Separate Account that are in excess of such reserves and other contract liabilities. The income, gains and losses, realized or unrealized, from the assets allocated to the Variable Separate Account will be credited to or charged against the Variable Separate Account, without regard to our other income, gains or losses.

       The Variable Separate Account is divided into Variable Subaccounts. The Variable Subaccounts as of the Contract Issue Date are shown in Section
       1.05. Each Variable Subaccount invests its assets solely in the shares or units of designated Funds of underlying investment companies. Purchase Payments allocated and transfers to a Variable Subaccount are invested in the Fund supporting that Variable Subaccount.

8.03 CAN THE VARIABLE SEPARATE ACCOUNT BE MODIFIED? Subject to obtaining approval or consent required by applicable law, we reserve the right to:

           a.) Combine the Variable Separate Account with any of our other Variable Separate Accounts that are also registered as a unit investment trust under the 1940 Act;
           b.) Eliminate or combine any Variable Subaccounts and transfer the assets of any Variable Subaccount to any other Variable Subaccount;
           c.) Add new Variable Subaccounts and make such Variable Subaccounts available to any class of contracts as we deem appropriate;
           d.) Close certain Variable Subaccounts to allocation of Purchase Payments or transfer of Contract Value;
           e.)  Add new Funds or remove existing Funds;
           f.) Substitute a different Fund for any existing Fund, if shares or units of a Fund are no longer available for investment or if we determine that investment in a Fund is no longer appropriate;
           g.) Deregister the Variable Separate Account under the 1940 Act if such registration is no longer required;
           h.) Operate the Variable Separate Account as a management investment company under the 1940 Act (including managing the Variable Separate Account under the direction of a committee) or in any other form permitted by law;
           i.) Restrict or eliminate any voting rights of Owners or other persons having such rights as to the Variable Separate Account; and
           j.) Make any other changes to the Variable Separate Account or its operations as may be required by the 1940 Act or other applicable law or regulations.

       In the event of any such substitution or other change, we may make changes to this and other contracts as may be necessary or appropriate to reflect such substitution or other changes.

8.04 WHAT HAPPENS ON A CONTRACT ANNIVERSARY AND RISK CONTROL ACCOUNT MATURITY DATE? Rebalancing between your Variable Subaccounts will occur automatically on each Contract Anniversary and may also occur on a Risk Control Account Maturity Date, as described in Section 9.01. You may change your allocation instructions for Level V prior to rebalancing on a Contract Anniversary by Authorized Request. You may also change your allocation instructions prior to a Risk Control Account Maturity Date, as described in Section 7.04.

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SECTION 9.                  AUTOMATIC REBALANCE PROGRAM
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9.01 WHAT IS THE AUTOMATIC REBALANCE PROGRAM? The Automatic Rebalance Program ("rebalancing") transfers values between Risk Control Accounts and/or Variable Subaccounts to return your values to the Allocation Levels on file with us, as described below. The four Allocation Levels are described in Section 6.02.

       Transfers that occur as a result of rebalancing will not count towards the number of transfers allowed in a Contract Year without incurring a transfer fee. The Maximum Transfer Fee and number of transfers allowed in a Contract Year without incurring a transfer fee are shown in Section 1.06.

       LEVEL C. Rebalancing at Level C will occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us for that Allocation Level unless:

           a.)  There is no Risk Control Account Value;
           b.) You elect to discontinue rebalancing by Authorized Request; or c.) You have requested to transfer value, as described in Section
                7.04, which results in rebalancing being discontinued at Levels C and V as of each Risk Control Account Maturity Date.

       If rebalancing is discontinued, you may elect to reinstate rebalancing at Level C by Authorized Request. Your Authorized Request to reinstate rebalancing must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, rebalancing at this Allocation Level will not occur until the next Risk Control Account Maturity Date. By reinstating rebalancing at Level C, rebalancing at Level V as of each Risk Control Account Maturity Date will also be reinstated.

       LEVEL V. Rebalancing at Level V will occur as of each Contract Anniversary according to the allocation instructions on file with us for that Allocation Level unless there is no Variable Subaccount Value.

       Rebalancing at Level V will also occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us for that Allocation Level unless:

           a.) There is no Variable Subaccount Value; or b.) You have requested to transfer value, as described in Section
                7.04, which results in rebalancing being discontinued at Levels C and V as of each Risk Control Account Maturity Date. If discontinued, you may elect to reinstate rebalancing at Level C, which will also reinstate rebalancing at Level V as of each Risk Control Account Maturity Date, as described above under Level C.

       LEVEL I. Rebalancing at Level I will occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us for that Allocation Level. Rebalancing at this Allocation Level will not occur if your Risk Control Account Value is not split between Indices or there is no Risk Control Account Value.

       LEVEL R. Rebalancing at Level R will occur as of each Risk Control Account Anniversary according to the allocation instructions on file with us for that Allocation Level. Rebalancing at this Allocation Level will not occur if there is no Risk Control Account Value.

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SECTION 10.                               CONTRACT VALUE
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10.01 WHAT ARE THE MOST COMMONLY USED TERMS USED FOR DETERMINING YOUR CONTRACT VALUE AND WHAT DO THEY MEAN?

       ACCUMULATION CREDIT. A unit of measure used to calculate Risk Control Account Value.

       ACCUMULATION CREDIT FACTOR. A dollar value for each Accumulation Credit in a Risk Control Account.

       ACCUMULATION UNIT. A unit of measure used to calculate Variable Subaccount Value.

       ACCUMULATION UNIT VALUE. A dollar value for each Accumulation Unit in a Variable Subaccount on a given Business Day.

       ADJUSTED INDEX VALUE. The Unadjusted Index Value adjusted for the Index Rate Cap or Index Rate Floor for the current Risk Control Account Year.

       CONTRACT FEE. A fee assessed against Contract Value allocated to the Variable Subaccounts and the Risk Control Accounts. This fee is shown in
       Section 1.06. The portion of the fee assessed to the Variable Subaccounts equals a percentage of the average daily ending value of the assets of the Variable Subaccounts to which the Variable Subaccount Value is allocated. The portion of the fee assessed to the Risk Control Accounts equals a percentage of the Accumulation Credit Factor for the Risk Control Account at the start of a Risk Control Account Year. This fee compensates us for the expenses and expense risk assumed by us.

       HOLDING ACCOUNT VALUE. The value of the contract in the Holding Account.

       INDEX RATE CAP. The maximum Index Rate of Return used as part of the Accumulation Credit Factor calculation for a Risk Control Account, prior to the deduction of the Contract Fee shown in Section 1.06. The Index Rate Cap that applies to each Risk Control Account is available two weeks in advance of a Risk Control Account Start Date upon request. We may change this rate at the beginning of a Risk Control Account Year as described in Section 7.05.

       INDEX RATE FLOOR. The minimum Index Rate of Return used as part of the Accumulation Credit Factor calculation for a Risk Control Account, prior to the deduction of the Contract Fee shown in Section 1.06. This rate will not change during the life of your contract.

       INITIAL INDEX VALUE. The value for the associated Index as of the start of a Risk Control Account Year.

       RISK CONTROL ACCOUNT VALUE. The value of the contract in a Risk Control Account.

       UNADJUSTED INDEX VALUE. The closing value for the associated Index as of a Business Day.

       VALUATION PERIOD. The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day.

       VARIABLE SUBACCOUNT VALUE. The value of the contract in a Variable Subaccount.

10.02 WHAT IS YOUR CONTRACT VALUE DURING THE ACCUMULATION PERIOD? Your Contract Value on your Contract Issue Date is equal to your initial Purchase Payment. On any other day during the Accumulation Period, your Contract Value is equal to:

           a.)  The total Risk Control Account Value, as described in
                Section 10.03;
           b.)  Plus the total Variable Subaccount Value as described in
                Section 10.05;
           c.)  Plus the Holding Account Value as described in Section 10.07.

10.03 HOW IS YOUR TOTAL RISK CONTROL ACCOUNT VALUE DETERMINED? Your total Risk Control Account Value for any Valuation Period is the sum of all Risk Control Account Values. The Risk Control Account Value for each Risk Control Account is equal to:

           a.) The number of that Risk Control Account's Accumulation Credits credited to you;
           b.) Multiplied by the Accumulation Credit Factor for that Risk Control Account at the end of the Valuation Period for which the determination is being made.

10.04 HOW ARE ACCUMULATION CREDIT FACTORS FOR A RISK CONTROL ACCOUNT DETERMINED? The Accumulation Credit Factor for each Risk Control Account is arbitrarily set initially at $10 as of each Risk Control Account Start Date. Thereafter, the Accumulation Credit Factor for the Risk Control Account at the end of each Valuation Period is determined by multiplying
       (a) by (b) and subtracting (c) (i.e., a x b - c), where:

           (a) = The Accumulation Credit Factor for the Risk Control Account at the start of the Risk Control Account Year.
           (b) = The Index Rate of Return, as described below.
           (c) = The daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary.

       The Index Rate of Return for each Risk Control Account on any Business Day is equal to (A / B), where:

           A = Adjusted Index Value as of the current Business Day
           B = The Initial Index Value as of the start of the current Risk
               Control Account Year. If a Risk Control Account Start Date or Risk Control Account Anniversary does not fall on a Business Day, the Initial Index Value for the next Business Day will be used.

       Adjusted Index Value =
           If (Unadjusted Index Value) > (Initial Index Value) x (1 + Index Rate
           Cap)
                Then Adjusted Index Value = (Initial Index Value) x (1 + Index Rate Cap)
           If (Unadjusted Index Value) < (Initial Index Value) x (1 + Index Rate Floor)
                Then Adjusted Index Value = (Initial Index Value) x (1 + Index Rate Floor)
           Otherwise Adjusted Index Value = Unadjusted Index Value

       In order to establish a Risk Control Account, Purchase Payments and/or transferred amounts allocated to the Risk Control Account(s) are converted into Accumulation Credits. The number of Accumulation Credits credited is determined by dividing the dollar amount directed to each Risk Control Account by the initial Accumulation Credit Factor of $10.

       Redemption of the appropriate number of Accumulation Credits from a Risk Control Account will occur upon:

           a.) A partial withdrawal or full surrender (including any Surrender Charge and Market Value Adjustment);
           b.)  A transfer from a Risk Control Account;
           c.)  Payment of the death benefit;
           d.)  The Payout Date; and
           e.)  The deduction of any transfer fees that we may impose.

       Accumulation Credits will be redeemed as of the end of the Valuation Period (or transfer effective date, if applicable) in which we receive notice of or instructions regarding the event.

10.05 HOW IS YOUR TOTAL VARIABLE SUBACCOUNT VALUE DETERMINED? Your total Variable Subaccount Value for any Valuation Period is the sum of all Variable Subaccount Values. The Variable Subaccount Value for each Variable Subaccount is equal to:

           a.) The number of that Variable Subaccount's Accumulation Units credited to you;
           b.) Multiplied by the Accumulation Unit Value for that Variable Subaccount at the end of the Valuation Period for which the determination is being made.

10.06 HOW ARE ACCUMULATION UNIT VALUES FOR A VARIABLE SUBACCOUNT DETERMINED? The Accumulation Unit Value for each Variable Subaccount was arbitrarily set initially at $10. Thereafter, the Accumulation Unit Value for each Variable Subaccount at the end of every Valuation Period is determined by subtracting (b) from (a) and dividing the result by (c) (i.e., (a-b)/c), where:

           (a) = The net assets of the Variable Subaccount as of the end of the Valuation Period plus or minus the net charge or credit with respect to any taxes paid or any amount set aside as a provision for taxes during the Valuation Period.
           (b) = The daily Contract Fee multiplied by the number of days in the Valuation Period.
           (c) = The number of Accumulation Units outstanding at the end of such Valuation Period.

       For each Variable Subaccount, Purchase Payments or transferred amounts are converted into Accumulation Units. The number of Accumulation Units credited is determined by dividing the dollar amount directed to each Variable Subaccount by the Accumulation Unit Value for that Variable Subaccount at the end of the Valuation Period in which the Purchase Payment or amount is received.

       Redemption of the appropriate number of Accumulation Units from a Variable Subaccount will occur upon:

           a.) A partial withdrawal or full surrender (including any Surrender Charge);
           b.)  A transfer from a Variable Subaccount;
           c.)  Payment of the death benefit;
           d.)  The Payout Date;
           e.) The deduction of any transfer fees that we may impose; and f.) The deduction of any fees imposed by a Fund as a redemption fee or liquidity fee in connection with the redemption of its shares or otherwise imposed by applicable law.

       Accumulation Units will be redeemed as of the end of the Valuation Period (or transfer effective date, if applicable) in which we receive notice of or instructions regarding the event.

10.07 HOW IS YOUR HOLDING ACCOUNT VALUE DETERMINED? The Holding Account Value at any time is equal to:

           a.) The portion of the Purchase Payment or transfer amount held in the Holding Account pending allocation to a Risk Control Account(s);
           b.) Plus interest credited, as described in Section 10.08; and c.) Less any prior partial withdrawal.

10.08 WHAT INTEREST WILL BE CREDITED TO A HOLDING ACCOUNT? The Effective Annual Interest Rate that applies to the Holding Account during the Multiple Source Waiting Period, if applicable, is shown in Section 1.08. It will not change for the duration of the Multiple Source Waiting Period shown in Section 1.04.

       The Effective Annual Interest Rate that applies to the Holding Account during a Holding Period will be the interest rate in effect when allocation to the Holding Account occurs. The interest rate, once determined:

           a.) Will never be less than the Minimum Guaranteed Interest Rate, as described below; and
           b.)  Will not change for the duration of the Holding Period.

       MINIMUM GUARANTEED INTEREST RATE. The Minimum Guaranteed Interest Rate on your Contract Issue Date is shown in Section 1.08. We will calculate a Minimum Guaranteed Interest Rate each calendar quarter (on each January 1 for the first quarter, April 1 for the second quarter, July 1 for the third quarter, and October 1 for the fourth quarter). The Minimum Guaranteed Interest Rate will be based on the calendar quarter in which the Purchase Payment or transfer amount is allocated to the Holding Account. The Minimum Guaranteed Interest Rate that applies to the Holding Account during the Multiple Source Waiting Period, if applicable, is shown in Section 1.08.

       The Minimum Guaranteed Interest Rate will never be less than the lesser of:

           a.)  3%; or
           b.)  The interest rate determined as follows:
                1.) The average of the three applicable monthly 5-year Constant
                    Maturity Treasury (CMT) rates reported by the Federal Reserve (described below), and rounded to the nearest 0.05%;
                2.) Minus 1.25%; and
                3.) Subject to a minimum interest rate of 1.00%.

       The three monthly 5-year CMT rates used in the calculation above are as follows:

           a.) The prior September, October, and November monthly five-year CMT rates will be used to determine the first quarter interest rate that is effective each January 1;
           b.) The prior December, January, and February monthly five-year CMT rates will be used to determine the second quarter interest rate that is effective each April 1;
           c.) The prior March, April, and May monthly five-year CMT rates will be used to determine the third quarter interest rate that is effective each July 1; and
           d.) The prior June, July, and August monthly five-year CMT rates will be used to determine the fourth quarter interest rate that is effective each October 1.

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SECTION 11.                                      TRANSFERS
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11.01 CAN YOU TRANSFER VALUES BETWEEN INVESTMENT OPTIONS? Transfers between Risk Control Account(s) and/or Variable Subaccount(s) will occur automatically under the Automatic Rebalance Program, as described in
       Section 9.01. Subject to our right to modify, suspend or terminate the transfer privilege you may, by Authorized Request, transfer value:

           a.)  Between Variable Subaccounts on any Business Day;
           b.) Between Risk Control Accounts of the same Index as of a Risk Control Account Anniversary, as described in Sections 7.03;
           c.) Between Risk Control Account(s) or between Risk Control Account(s) and Variable Subaccount(s) as of a Risk Control
                Account Maturity Date, as described in Section 7.04; or
           d.)  From a Variable Subaccount(s) to a Risk Control Account(s) if
                there is no Risk Control Account in force, as described in
                Section 11.02.

       You may also make a transfer under the Bailout Provision, if applicable, as described in Section 7.05.

       Transfer requests are subject to all of the following:

           a.)  The transfer request must be in Good Order;
           b.) The Authorized Request for transfer must be received in our Administrative Office prior to the Payout Date; and
           c.) The deduction of any transfer fees that we may impose. We reserve the right to impose a transfer fee, not to exceed the Maximum Transfer Fee shown in Section 1.06. A transfer fee, if imposed, will be deducted from the Variable Subaccount or Risk Control Account from which the transfer is made. If a transfer is made from more than one Variable Subaccount or Risk Control Account at the same time, the transfer fee will be deducted Pro Rata from the value in the Variable Subaccount(s) and/or Risk Control Account(s).

       We reserve the right to modify, suspend or terminate the transfer privilege for any contract or class of contracts at any time for any reason. We also reserve the right to impose restrictions on your ability to transfer Contract Value between or among Variable Subaccounts and/or Risk Control Accounts. For most classes of contracts, we anticipate imposing restrictions on the ability to transfer Contract Value and reserve the right to change such restrictions for any class of contracts at any time. The current prospectus, or other disclosure statement, will disclose the details of such restrictions. Such restrictions may include, but are not limited to, the requirement of a minimum time period between each transfer or limiting the dollar amount that can be transferred to and from the Variable Subaccounts and/or Risk Control Account(s) at any one time. In addition to such restrictions, we may impose or collect any fees by a Fund in connection with the redemption of its shares or otherwise required by applicable law. We reserve the right to refuse any transfer instructions that may be harmful to the Variable Separate Account, any Variable Subaccount or underlying Fund, Risk Control Separate Account, any Risk Control Account or to other Owners.

11.02 WHAT ARE THE REQUIREMENTS FOR TRANSFERRING VALUE FROM A VARIABLE SUBACCOUNT(S) TO A RISK CONTROL ACCOUNT(S)? If there is no Risk Control Account in force, you may request to transfer value from a Variable Subaccount(s) in order to establish a Risk Control Account(s) by Authorized Request. However, if you exercised your right to discontinue your Risk Control Accounts, a new Risk Control Account cannot be established for a period of 30 days, as described in Section 6.05.

       The following is required to establish such Risk Control Account(s):

           a.) There must be at least five years from the Risk Control Account Start Date until the Payout Date to establish a Risk Control Account; and
           b.) You must provide allocation instructions for Levels I and R by Authorized Request at least one Business Day prior to a Risk Control Account Start Date to be effective as of that Risk Control Account Start Date. Allocation instructions received on a Risk Contract Account Start Date will be effective as of the next available Risk Control Account Start Date.

       If the requirements described above have been met, the transfer will occur on a Pro Rata basis from the Variable Subaccounts as of the next available Risk Control Account Start Date. The value transferred to a Risk Control Account(s) will be allocated according to the allocation percentages on file with us for Levels I and R.

       If there is less than five years until the Payout Date, transfer to a Risk Control Account(s) is not allowed. If your allocation instructions are not in Good Order, no transfer will occur until you provide allocation instructions that are in Good Order.

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SECTION 12.                                    WITHDRAWALS
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12.01 WHAT ARE THE RULES FOR A PARTIAL WITHDRAWAL? You may make partial withdrawals during the Accumulation Period by Authorized Request.

       Withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. You may, however, request to withdraw Risk Control Account Value on the Risk Control Account Maturity Date as described in Section 7.04.

       You may provide specific instructions for withdrawal of Variable Subaccount Value. If you do not provide specific instructions, withdrawals will be processed on a Pro Rata basis from the value in all Variable Subaccount(s). If there is insufficient Variable Subaccount Value, or no Variable Subaccount Value, Holding Account Value will be withdrawn. If there is insufficient Holding Account Value or no Holding Account Value, Risk Control Account Value will be withdrawn on a Pro Rata basis.

       Any applicable Surrender Charge and Market Value Adjustment will affect the amount available for a partial withdrawal.

       We will pay you the amount you request in connection with a partial withdrawal by redeeming Accumulation Units from the appropriate Variable Subaccount(s) and/or Accumulation Credits from the appropriate Risk Control Account(s), and withdrawing Holding Account Value, if applicable.

       If a partial withdrawal would cause the Surrender Value to be less than the amount shown in Section 1.07 as the "Minimum Surrender Value Remaining After Any Partial Withdrawal", we will treat your request as a full surrender. Refer to Section 1.07 for additional information regarding partial withdrawals. Refer to Section 12.05 for additional information regarding Surrender Charges.

12.02 WHAT ARE THE RULES FOR A FULL SURRENDER OF THE CONTRACT? You have the right to surrender this contract during the Accumulation Period by Authorized Request. You will be paid the Surrender Value, as of the date we received your Authorized Request in Good Order. The Surrender Value is equal to:

           a.) Your Contract Value at the end of the Valuation Period in which we receive your Authorized Request;
           b.) Minus any applicable Surrender Charge, as described in Section 12.05;
           c.) Adjusted for any applicable Market Value Adjustment for Risk Control Account(s), as described in Section 12.06.

       Upon payment of the Surrender Value, this contract is terminated, and we have no further obligation under this contract. We may require that this contract be returned to our Administrative Office prior to making payment. The Surrender Value will not be less than the amount required by state law, in which the contract was delivered. We will pay you the amount you request in connection with a full surrender by redeeming Accumulation Units from the Variable Subaccount(s) and/or Accumulation Credits from the Risk Control Account(s), and withdrawing Holding Account Value, if applicable.

12.03 WHAT AMOUNTS MAY BE WITHDRAWN WITHOUT INCURRING A SURRENDER CHARGE? The following amounts may be withdrawn without incurring a Surrender Charge:

           a.) Withdrawals under the Nursing Home or Hospital/Terminal Illness Withdrawal Privilege, as described in Section 13;
           b.) Required minimum distributions under the IRC that are withdrawn under an automatic withdrawal program provided by the Company;

           c.) Withdrawal of Risk Control Account Value on a Risk Control Account Maturity Date, as described in Section 7.04;
           d.) Purchase Payment(s) that are no longer subject to a Surrender Charge as of the date of the partial withdrawal or full surrender, as described in Section 12.05;
           e.) Your Annual 10% Free Withdrawal Amount described below; and f.) Earnings, if any, after all Purchase Payments have been withdrawn.

       ANNUAL 10% FREE WITHDRAWAL AMOUNT. Your Annual Free Withdrawal Amount is equal to 10% of the total Purchase Payments received that are within the Surrender Charge Period at the time of the withdrawal for that Contract Year. Any unused Free Annual Withdrawal Amount will not carry over to any subsequent Contract Year.

12.04 WHAT AMOUNTS MAY BE WITHDRAWN WITHOUT INCURRING A MARKET VALUE ADJUSTMENT? The following amounts may be withdrawn without incurring a Market Value Adjustment:

           a.) Required minimum distributions under the IRC that are withdrawn under an automatic withdrawal program provided by the Company; and
           b.) Withdrawal of Risk Control Account Value on a Risk Control Account Maturity Date, as described in Section 7.04.

12.05 WHAT IS THE SURRENDER CHARGE AND HOW WILL IT AFFECT THE WITHDRAWAL AMOUNT? A Surrender Charge is imposed on each Purchase Payment within the Surrender Charge period that is withdrawn in excess of the Annual Free Withdrawal Amount described in Section 12.03. The Surrender Charge, if any, will reduce the overall withdrawal amount.

       SURRENDER CHARGE SCHEDULE
       Each Purchase Payment has an individual Surrender Charge schedule which begins when the Purchase Payment is credited to your contract and continues for a period of five years, as shown below. A Purchase Payment that is subject to a Surrender Charge may also be referred to as a Purchase Payment that is within the Surrender Charge Period. The amount of the Surrender Charge is determined separately for each Purchase Payment and is expressed as a percentage of the Purchase Payment as follows:

--------------------------------------------------------------------------------
NUMBER OF YEARS SINCE PURCHASE PAYMENT CREDITED             SURRENDER CHARGE %
--------------------------------------------------------------------------------
                   Less than 1                                     9%
--------------------------------------------------------------------------------
            At least 1 but less than 2                             9%
--------------------------------------------------------------------------------
            At least 2 but less than 3                             8%
--------------------------------------------------------------------------------
            At least 3 but less than 4                             7%
--------------------------------------------------------------------------------
            At least 4 but less than 5                             6%
--------------------------------------------------------------------------------
                    5 or more                                      0%
--------------------------------------------------------------------------------

       For purposes of calculating the Surrender Charge, Purchase Payments are assumed to be withdrawn on a first-in-first-out basis. This means that Purchase Payments that were allocated to your contract first are considered to be withdrawn first and Purchase Payments are considered to be withdrawn before Earnings. Therefore, withdrawals will be assumed to occur in the following order:

           a.) Purchase Payment(s) that are no longer subject to a Surrender Charge as of the date of the withdrawal;
           b.)  Your Annual 10% Free Withdrawal Amount described in Section
                12.03;
           c.) Purchase Payments that are subject to a Surrender Charge on a first-in-first-out basis; and
           d.) Earnings, if any, after all Purchase Payments have been withdrawn.

12.06 HOW IS THE MARKET VALUE ADJUSTMENT CALCULATED AND HOW WILL IT AFFECT THE WITHDRAWAL AMOUNT? The Market Value Adjustment only applies to withdrawals from the Risk Control Accounts and is calculated separately for each Risk Control Account. On any given Business Day it is calculated using the following formula:

           MVA = (W / (C/P)) x (MVAF - 1)

           Where:

             W = Amount of withdrawal from the Risk Control Account Value.

             C = Current Accumulation Credit Factor for the Risk Control Account
                 (i.e., as of the date of withdrawal).

             P = Prior Accumulation Credit Factor for the Risk Control Account
                 (i.e., as of the Risk Control Account Anniversary immediately preceding the date of withdrawal).

             MVAF = ((1 + I + K)/(1 + J + L))^N

             I = The applicable rate for Market Value Adjustment Index 1 (shown in Section 1.04) as of the Risk Control Account Start Date for a maturity consistent with the Risk Control Account Period.

             J = The applicable rate for Market Value Adjustment Index 1 (shown in Section 1.04) as of the date of withdrawal for a maturity consistent with the remaining number of years (whole and partial) in the Risk Control Account Period.

             K = The applicable rate for Market Value Adjustment Index 2 (shown in Section 1.04) as of the Risk Control Account Start Date.

             L = The applicable rate for Market Value Adjustment Index 2 (shown in Section 1.04) as of the date of withdrawal.

             N = The number of years (whole and partial) from the date of withdrawal until the Risk Control Account Maturity Date.

       If there is no corresponding length of the Market Value Adjustment Index 1, then the linear interpolation of the Index with maturities closest to N will be used to determine I and J.

       A withdrawal of Risk Control Account Value during a Risk Control Account Period may be adjusted (increased/decreased) for the Market Value Adjustment.

12.07 WHAT HAPPENS IF ANY OF THE MARKET VALUE ADJUSTMENT INDICES ARE DISCONTINUED? If the publication of any component of the Market Value Adjustment Indices is discontinued or if the calculation of the Market Value Adjustment Indices is changed substantially, we may substitute for the discontinued or substantially changed element subject to any applicable regulatory approval that may be required. Before a substitute Index is used, we will notify you of the substitution. Any change we make will be on a non-discriminatory basis.

12.08 ARE THERE ANY RESTRICTIONS ON WHEN YOU MAY RECEIVE VALUES PROVIDED UNDER THE CONTRACT? Generally, the amount of any partial withdrawal or full surrender will be paid to you within seven days after we receive your Authorized Request for withdrawal in Good Order. Death benefit proceeds are payable as described in Section 14.04.

       RISK CONTROL ACCOUNT AND HOLDING ACCOUNT. Subject to obtaining prior written approval by the state commissioner if required by state law, we reserve the right to postpone payment of any partial withdrawal or full surrender from the Risk Control Account Value or Holding Account for up to six months after we receive your Authorized Request. In the event of postponement, we will pay interest on the proceeds if required by state law. Interest will be calculated at the effective annual rate and for the time period required under state law.

       VARIABLE SUBACCOUNT. To the extent permitted by applicable law, we reserve the right to postpone payment of any partial withdrawal, full surrender or death benefit proceeds from the Variable Subaccount Value for any period when:

           a.) The New York Stock Exchange is closed (other than customary weekend and holiday closings), or the SEC determines that trading on the exchange is restricted; or
           b.) The SEC determines that an emergency exists such that the disposal of securities held in the Separate Account(s), or the determination of their value, is not reasonably practicable; or
           c.) The SEC, by order, permits us to defer payment in order to protect persons with interests in the Investment Options.

       Pursuant to SEC rules, if the Money Market Fund suspends payment of redemption proceeds in connection with a liquidation of such Fund, we will delay a transfer or payment of any partial withdrawal, full surrender or death benefit proceeds from the Money Market Variable Subaccount until the Fund is liquidated. In addition, pursuant to SEC rules, if the Money Market Fund suspends the payment of redemption proceeds in connection with the implementation of liquidity gates by such Fund, we will delay transfer or payment of any partial withdrawal, full surrender or death benefit proceeds from the Money Market Variable Subaccount until the removal of such liquidity gates.

--------------------------------------------------------------------------------
                         NURSING HOME OR HOSPITAL/TERMINAL
SECTION 13.
                           ILLNESS WITHDRAWAL PRIVILEGE
--------------------------------------------------------------------------------

NOTICE: THIS WITHDRAWAL PRIVILEGE IS NOT INTENDED TO PROVIDE LONG-TERM CARE OR NURSING HOME INSURANCE.

13.01 WHAT ARE THE MOST COMMONLY USED TERMS FOR THIS PROVISION AND WHAT DO THEY MEAN?

       HOSPITAL. A facility that is licensed and operated as a Hospital according to the law of the jurisdiction in which it is located.

       NURSING HOME. A facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located.

       TERMINALLY ILL, TERMINAL ILLNESS. A life expectancy of 12 months or less due to any illness or accident.

13.02 WHAT IS THE NURSING HOME OR HOSPITAL /TERMINAL ILLNESS PRIVILEGE? We will waive the Surrender Charge subject to providing proof that one of the following conditions has occurred:

           a.) NURSING HOME OR HOSPITAL. An Owner or Annuitant has first been admitted to a licensed Nursing Home or Hospital and has been confined to such Nursing Home or Hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of Owner or Annuitant. As proof, we require verification of confinement in the Nursing Home or Hospital. Such verification must be signed by the administrator of the facility.
           b.) TERMINAL ILLNESS. An Owner or Annuitant has been determined to be Terminally Ill. As proof, we require determination of the Terminal Illness. Such determination must be signed by the physician making the determination after the latter of the Contract Issue Date or the date of change of Owner or Annuitant. The physician may not be a member of your immediate family. The term "immediate family" includes the Owner or Annuitant or their Spouse, parents, siblings, children or stepchildren.

       An Authorized Request is required to exercise this privilege. Proof must be provided at the time of your request for partial withdrawal or full surrender under this provision. If the qualifying event is confinement in a Nursing Home or Hospital, we must receive your request no later than 90 days following the date that the qualifying confinement has ended.

       Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination.

       The proceeds will be paid in a single lump sum. This privilege may be exercised only one time.

--------------------------------------------------------------------------------
                                  DEATH PROVISIONS PRIOR TO
SECTION 14.
                                       PAYOUT PERIOD
--------------------------------------------------------------------------------

       Notwithstanding any provision of this contract to the contrary, any benefits required to be paid under this contract will be paid in a manner that satisfies the requirements of the IRC.

14.01 WHAT HAPPENS IF AN OWNER DIES DURING THE ACCUMULATION PERIOD? If you die during the Accumulation Period, your Beneficiary is entitled to a death benefit. If you have a Joint Owner, the death benefit will be available when the first Joint Owner dies.

       If there is a surviving Owner and he or she is the Spouse of the deceased, the surviving Spouse will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

       A Beneficiary must make his/her election within 60 days of the date we receive Proof Of Death. The following death benefit options are available:

       OPTION A: If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the contract as the new Owner.

       OPTION B: If the Beneficiary is a natural person, the death benefit proceeds may be applied under one of the income options. Payments under the income option must begin within one year of the Owner's death and payments may not extend beyond a period certain equal to the Beneficiary's life expectancy.

       OPTION C: The Beneficiary may elect to receive a lump sum payment of the death benefit proceeds at the time the death claim is processed.

       OPTION D: The Beneficiary may elect to defer the lump sum payment of the death benefit proceeds for up to five years from the date of the Owner's death.

14.02 WHAT HAPPENS IF AN ANNUITANT DIES DURING THE ACCUMULATION PERIOD? If an Annuitant dies during the Accumulation Period and there is a surviving Owner who is a natural person, the following will occur:

           a.) If there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant.
           b.) If there is no Joint Annuitant, the Owner(s) will become the Annuitant(s).

       If an Annuitant dies during the Accumulation Period and the Owner is not a natural person, the following will occur:

           a.) If there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant.
           b.) If there is no Joint Annuitant, the Annuitant may not be changed and a new Annuitant may not be designated. The Beneficiary must elect to receive the death benefit proceeds under Options B, C, or D described in Section 14.01. A Beneficiary must make his/her election within 60 days of the date we receive Proof Of Death.

14.03 WHAT AMOUNT WILL BE PAID AS DEATH BENEFIT PROCEEDS? The amount that will be paid as death benefit proceeds is equal to the Contract Value on the date death benefit proceeds are payable. A Surrender Charge and Market Value Adjustment will not apply to death benefit proceeds. The death benefit amount will not be less than the amount required by state law in which the contract was delivered.

14.04 WHEN ARE DEATH BENEFIT PROCEEDS PAYABLE? Death benefit proceeds are payable upon our receipt of Proof Of Death (Owner's death or sole surviving Annuitant's death if the Owner is not a natural person), and proof of each Beneficiary's interest, which includes the required documentation and proper instructions from each Beneficiary.

14.05 WILL INTEREST BE PAID ON DEATH BENEFIT PROCEEDS? We will pay interest on lump sum death benefit proceeds, if required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law.

14.06 ARE DEATH BENEFIT PROCEEDS SUBJECT TO CLAIMS OF CREDITORS? So far as permitted by law, the death benefit proceeds will not be subject to any claim of the Beneficiary's creditors.

--------------------------------------------------------------------------------
SECTION 15.                                   PAYOUT PERIOD
--------------------------------------------------------------------------------

15.01  WHAT IS THE PAYOUT PERIOD? The Payout Period is the period of time that:

           a.)  Begins on the Payout Date; and
           b.) Continues until we make the last payment as provided by the income option chosen.

       On the first day of this period, the Contract Value will be applied to the income option you selected. A Surrender Charge and Market Value Adjustment will not apply to proceeds applied to an income option. If you do not select an income option we will make monthly payments on the following basis, unless otherwise required under the IRC:

           a.) Life Income Option with a 10-Year Guaranteed Period Certain for contracts with one Annuitant; and
           b.) Joint and Survivor Life Income Option with a 10-Year Guaranteed Period Certain for contracts with two Annuitants.

       If there is only one Annuitant on the Payout Date and you select Option 3 (the Joint and Survivor Life Income Option described in Section 16.03) or any other available joint and survivor option, you may name a Joint Annuitant upon whose life expectancy, in conjunction with the Annuitant's, the income payments will be based.

15.02 CAN THE ANNUITANT OR OWNER BE CHANGED? You cannot change the Annuitant or Owner on or after the Payout Date for any reason.

--------------------------------------------------------------------------------
SECTION 16.                                 INCOME PAYMENTS
--------------------------------------------------------------------------------

16.01 WHEN WILL INCOME PAYMENTS BEGIN? The first income payment will be paid as of the Payout Date. The Anticipated Payout Date is shown in Section 1.09. It is equal to the contract anniversary following the 95th birthday of the oldest Annuitant named on your application. If you change the Annuitant, the Anticipated Payout Date will not change.

       You may change the Payout Date to a date other than the Anticipated Payout Date by Authorized Request, provided:

           a.)  The request is made while an Owner is living;
           b.) The request is received at our Administrative Office at least 30 days before the Anticipated Payout Date;
           c.) The requested Payout Date is at least two years after the Contract Issue Date; and
           d.) The requested Payout Date is no later than the Anticipated Payout Date shown in Section 1.09.

       Such change is subject to any maximum maturity age restrictions that may be imposed by law.

16.02 TO WHOM ARE INCOME PAYMENTS MADE? The Owner may name the person to receive income payments. If no person is named, payment will be made to the Owner.

16.03 WHAT INCOME OPTIONS ARE AVAILABLE? There are different ways to receive income payments. We call these income options. Three income options are described below. The income options described may not be available in all states at all times. Other income options may be available with our consent.

       OPTION 1 - INSTALLMENT OPTION. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before income payments have been made for the chosen number of years: a.) income payments will be continued for the remainder of the period to the Payee; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Payee or to the Owner if there is no surviving Payee.

       OPTION 2 - LIFE INCOME OPTION - GUARANTEED PERIOD CERTAIN. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all of the income payments have been made for the guaranteed period certain: a.) income payments will be continued during the remainder of the guaranteed period certain to the Payee; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Payee or to the Owner if there is no surviving Payee.

       The Guaranteed Period Certain choices are:

           a.)  0 years (life income only);
           b.)  5 years;
           c.)  10 years;
           d.)  15 years; or
           e.)  20 years.

       OPTION 3 - JOINT AND SURVIVOR LIFE INCOME OPTION - 10 YEAR GUARANTEED PERIOD CERTAIN. We will pay monthly income payments for as long as either of the Annuitants is living. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years: a.) income payments will be continued during the remainder of the guaranteed period certain to the Payee; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Payee or to the Owner if there is no surviving Payee.

16.04 WHAT ARE THE REQUIREMENTS FOR CHOOSING AN INCOME OPTION? The minimum amount which can be applied under all payout options is the greater of $2,500 or the amount required to provide an initial monthly income payment of $20. We may require due proof of age and gender of any Annuitant on whose life an income option is based.

16.05 HOW WILL INCOME PAYMENT VALUES BE DETERMINED? The minimum dollar amount of each income payment will be determined by dividing the Contract Value applied by $1,000, and multiplying the result by the applicable option rate shown in Section 18. The amount of any income payment at the time it starts will never be less than that which would have been provided by applying the proceeds to purchase a single premium immediate annuity at the purchase rates then offered by us to the same class of Annuitants.

--------------------------------------------------------------------------------
                                   DEATH PROVISIONS DURING
SECTION 17.
                                      THE PAYOUT PERIOD
--------------------------------------------------------------------------------
17.01 IS NOTIFICATION OF DEATH REQUIRED? We must be notified immediately of the death of an Annuitant, Owner or Payee. Proof Of Death will be required upon the death of an Annuitant or Owner. We are not responsible for any misdirected payments that result from failure to notify us of any such death.

17.02 WHAT HAPPENS WHEN THE ANNUITANT DIES? If an Annuitant dies during the Payout Period, remaining income payments or death benefit, if any, will be distributed as provided by the income option in effect. The income option in effect will determine whether additional income payments or a death benefit apply.

17.03 WHAT HAPPENS WHEN THE OWNER DIES WHO IS NOT THE ANNUITANT? If an Owner dies on or after the Payout Date, any remaining income payments will be distributed at least as rapidly as provided by the income option in effect.

--------------------------------------------------------------------------------
SECTION 18.                                    INCOME OPTION RATES
--------------------------------------------------------------------------------

18.01 WHAT RATES WILL BE USED TO DETERMINE PAYMENT VALUES FOR OPTIONS 1 THROUGH 3? The rates shown are used to determine the minimum payment values for monthly income payments. Higher current rates may be applicable on the Payout Date. You may contact us at our Administrative Office for a quote of the current rates. Current rates will not be less than the rates that would be offered by us if the proceeds were used to purchase a single premium immediate annuity.

       The amount of each monthly income payment, for purposes of calculating minimum payment values for Options 2 and 3, are based on each Annuitant's gender and his/her adjusted age if the Life Income Rate Type is based on gender; and on each Annuitant's adjusted age if the Life Income Rate Type is unisex. The Life Income Rate Type for your contract is shown on in
       Section 1.09.

18.02 HOW IS THE ANNUITANT'S ADJUSTED AGE FOR OPTIONS 2 AND 3 DETERMINED? The Annuitant's adjusted age is determined by taking his/her age as of the date of the first payment minus five years, and then subtracting two additional years for each five full years elapsed between January 1, 2013 and the Payout Date.

18.03  WHAT RATES ARE USED TO DETERMINE THE MINIMUM PAYMENT VALUES FOR OPTION 1?

       OPTION 1 - INSTALLMENT OPTION RATES - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

NUMBER OF YEARS                         MONTHLY PAYMENT
   PAYABLE                          FOR EACH $1,000 APPLIED
   -------                          -----------------------
     10                                      8.75
     15                                      5.98
     20                                      4.59
     25                                      3.76
     30                                      3.21

       These rates are based on an effective annual rate of 1.00%.

18.04  WHAT RATES ARE USED TO DETERMINE THE MINIMUM PAYMENT VALUES FOR OPTION 2?

       OPTION 2 - LIFE INCOME OPTION RATES - GUARANTEED PERIOD CERTAIN - FIRST PAYMENT DUE AT BEGINNING OF PERIOD. The Life Income Rate Type for this contract is shown in Section 1.09.

       LIFE INCOME RATES BASED ON GENDER - PER $1,000 APPLIED

--------------------------------------------------------------------------------
                           Adjusted Age - Male
 Years   -----------------------------------------------------------------------
Certain    55      60      65      70      75      80      85      90       95
--------------------------------------------------------------------------------
   0      3.22    3.69    4.32    5.19    6.37    8.02   10.34    13.63   18.28
   5      3.22    3.68    4.30    5.13    6.22    7.65    9.45    11.52   13.69
  10      3.20    3.64    4.21    4.92    5.77    6.69    7.55     8.21    8.61
  15      3.16    3.56    4.04    4.57    5.10    5.53    5.81     5.94    5.98
  20      3.09    3.43    3.79    4.12    4.37    4.52    4.58     4.59    4.59
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Adjusted Age - Female
 Years   -----------------------------------------------------------------------
Certain    55      60      65      70      75      80      85      90       95
--------------------------------------------------------------------------------
   0      3.01    3.43    3.99    4.77    5.89    7.53    9.98    13.52   18.17
   5      3.01    3.42    3.98    4.73    5.80    7.28    9.24    11.47   13.59
  10      3.00    3.40    3.93    4.62    5.50    6.52    7.49     8.19    8.59
  15      2.98    3.35    3.82    4.38    4.98    5.48    5.80     5.94    5.98
  20      2.94    3.27    3.65    4.03    4.33    4.51    4.58     4.59    4.59
--------------------------------------------------------------------------------

      UNISEX LIFE INCOME RATES - PER $1,000 APPLIED

--------------------------------------------------------------------------------
                          Adjusted Age - Unisex
 Years   -----------------------------------------------------------------------
Certain    55      60      65      70      75      80      85      90       95
--------------------------------------------------------------------------------
   0      3.05    3.48    4.06    4.85    5.98    7.63    10.05   13.54   18.19
   5      3.05    3.47    4.04    4.81    5.88    7.35     9.28   11.48   13.61
  10      3.04    3.45    3.98    4.68    5.55    6.55     7.50    8.20    8.59
  15      3.01    3.40    3.87    4.42    5.00    5.49     5.80    5.94    5.98
  20      2.97    3.30    3.68    4.05    4.34    4.51     4.58    4.59    4.59
--------------------------------------------------------------------------------

       These rates are based on the Annuity 2000 Tables with mortality improvement and compound interest at an effective annual rate of 1.00%. Rates for years payable and guaranteed periods certain not shown, if allowed by us, will be calculated on an actuarially equivalent basis and will be available upon request.

18.05  WHAT RATES ARE USED TO DETERMINE THE MINIMUM PAYMENT VALUES FOR OPTION 3?

       OPTION 3 - LIFE INCOME OPTION RATES - JOINT AND SURVIVOR - 10 YEAR GUARANTEED PERIOD CERTAIN - FIRST PAYMENT DUE AT BEGINNING OF PERIOD. The Life Income Rate Type for this contract is shown is shown in Section 1.09.

       LIFE INCOME RATES BASED ON GENDER - PER $1,000 APPLIED

--------------------------------------------------------------------------------
                          Adjusted Age - Female
Adjusted  ----------------------------------------------------------------------
  Age -
 Male     55      60      65      70      75      80      85      90       95
--------------------------------------------------------------------------------
   55    2.66    2.81    2.94    3.04    3.11    3.15    3.18    3.19     3.19
   60    2.77    2.98    3.18    3.35    3.47    3.56    3.60    3.63     3.64
   65    2.86    3.13    3.40    3.66    3.88    4.04    4.13    4.18     4.20
   70    2.92    3.24    3.59    3.97    4.31    4.59    4.77    4.87     4.91
   75    2.95    3.31    3.74    4.22    4.72    5.16    5.48    5.66     5.74
   80    2.98    3.36    3.83    4.40    5.05    5.68    6.18    6.49     6.63
   85    2.99    3.38    3.88    4.52    5.28    6.09    6.78    7.23     7.46
   90    2.99    3.39    3.91    4.58    5.42    6.35    7.20    7.78     8.09
   95    3.00    3.40    3.92    4.61    5.48    6.48    7.42    8.08     8.46
--------------------------------------------------------------------------------

       UNISEX LIFE INCOME RATES - PER $1,000 APPLIED

--------------------------------------------------------------------------------
                          Adjusted Age - Unisex
Adjusted  ----------------------------------------------------------------------
  Age -
 Unisex   55      60      65      70      75      80      85      90       95
--------------------------------------------------------------------------------
   55    2.63    2.76    2.86    2.93    2.98    3.01    3.03    3.03     3.04
   60    2.76    2.95    3.11    3.24    3.34    3.39    3.43    3.44     3.45
   65    2.86    3.11    3.36    3.58    3.75    3.87    3.93    3.96     3.98
   70    2.93    3.24    3.58    3.91    4.21    4.43    4.57    4.64     4.67
   75    2.98    3.34    3.75    4.21    4.66    5.05    5.31    5.46     5.53
   80    3.01    3.39    3.87    4.43    5.05    5.64    6.10    6.37     6.51
   85    3.03    3.43    3.93    4.57    5.31    6.10    6.76    7.19     7.42
   90    3.03    3.44    3.96    4.64    5.46    6.37    7.19    7.77     8.08
   95    3.04    3.45    3.98    4.67    5.53    6.51    7.42    8.08     8.44
--------------------------------------------------------------------------------

       These rates are based on the Annuity 2000 Tables with mortality improvement and compound interest at effective annual rate of 1.00%. Rates for years payable and guaranteed periods certain not shown, if allowed by us, will be calculated on an actuarially equivalent basis and will be available upon request.

           FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
              Flexible Purchase Payments as Described Herein
               Income Payments Starting on the Payout Date
     Death Benefit Payable at Death of Owner Prior to the Payout Date
                            Non-Participating

                      MEMBERS LIFE INSURANCE COMPANY
                 [2000 HERITAGE WAY, WAVERLY, IOWA 50677]
                          [PHONE: 800.798.5500]